Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces First Quarter 2022 Results

CANTON, Ohio – May 10, 2022 – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its first quarter fiscal 2022 results for the period ended March 31, 2022.

“We continue to evolve and operationalize as a company, building both physically and virtually with an intense focus on the guest experience,” stated Michael Crawford, President and CEO. “Critical first downs are being made in financing as execution has been the name of the game. We look forward to sharing a number of highlights achieved during the first quarter on Wednesday morning. Our team has successfully been able to announce new and dynamic events on campus, add compelling content to our media business and continue to build out our gaming vertical. In addition, the Company has secured needed financing and anticipates announcing several additional lending instruments for Phase II in the coming weeks. It is a very exciting time as the Company transitions into an operational destination offering multiple unique engagement opportunities, showing year over year and quarter over quarter progress and increases. We look forward to welcoming fans to the newly constructed assets for Enshrinement Week in early August and to entertaining our guests through different experiences across our media and gaming verticals as well.”

Key Financial Highlights

●	First quarter revenue was $2.1 million, an increase of 10% compared to the same period of the prior year, primarily driven by hotel revenue and event revenue related to events being held at the Hall of Fame Village powered by Johnson Controls.
●	First quarter net loss attributable to shareholders was $8.1 million, compared to a loss of $126.1 million in the prior year period. The change in fair value of warrant liability was the primary driver in the variance between the two time periods.
●	First quarter adjusted EBITDA was a loss of $6.9 million, compared to a loss of $5.1 million in the same period of the prior year, resulting from increased expenses related to increase in legal and professional fees, payroll and benefits, and insurance costs. See page 3 for a reconciliation of net loss to EBITDA and adjusted EBITDA.
●	The Company finished its fiscal quarter with a cash balance, including restricted cash, of $12.8 million, compared to $17.4 million as of December 31, 2021. The lower cash balance was due to increased capital expenditures related to construction activities, partially offset by proceeds from sales of common stock and cash from operating activities.

First Quarter Business Highlights

●	Announced Company strategy to secure sports betting gaming licenses.
●	Announced $38 million debt restructuring, pushing out short term debt maturing in calendar year 2022 and extending maturities of the debt instruments at least twelve months.
●	Announced partnership with premier sports marketing firm Allied Sports as our agency of record for sponsorship and media opportunities.
●	Announced partnership with the Pro Football Hall of Fame and I Got It to develop, market and sell digital assets and NFTs centered around some of the most iconic moments and coveted memorabilia from the game’s history, which are memorialized inside the Pro Football Hall of Fame in Canton, Ohio.
●	Completed inaugural season of the Hall of Fantasy League (“HOFL”) with season recap on Twitch co-hosted by former NFL player Ahman Green and Jeff Eisenband.
●	Announced multi-year partnership with Cleveland Clinic to make the global healthcare leader the official healthcare provider of the Hall of Fame Village Sports Complex and Tom Benson Hall of Fame Stadium.
●	Announced it will host the 2022 Concert for Legends Presented by Ford, headlined by legendary Rock and Roll Hall of Fame rock band Journey. The concert will take place during this year’s Pro Football Hall of Fame Enshrinement Week.

Subsequent To Quarter End Highlights

●	Shared details surrounding the Play-Action Plaza, which will feature several attractions, including the only two rides of their kind in Stark County, Ohio – a giant Ferris Wheel with 20 gondolas equipped to accommodate six-to-eight people each and a Soaring Football Zipline.
●	Secured two additional sources of funding that will be used towards construction of the Center for Performance. The Company recently closed a $4 million loan with Midwest Lender Fund, LLC. In addition, the City of Canton, in coordination with the Canton Regional Energy Special Improvement District, approved legislation that will enable the Company to move forward with $3.2 million in Property Assessed Clean Energy (PACE) financing.
●	Announced a collaboration with recreational facility The SportDome and its owners, the Kempthorn family, to transfer the operation of local sports leagues to the Center for Performance.

Conference Call

The Company will host a conference call and webcast Wednesday, May 11, 2022, beginning at 8:30 a.m. ET, to provide commentary on the business. Investors and all other interested parties can access the live webcast and replay at the Company’s website: ir.hofreco.com.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The presentation includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended March 31
	2022	2021
Adjusted EBITDA Reconciliation
Net loss attributable to HOFRE stockholders	$(8,112,097)	$(126,147,182)
(Benefit from) provision for income taxes	-	-
Interest expense	1,213,541	955,308
Depreciation expense	3,242,285	2,920,937
Amortization of discount on notes payable	1,355,974	1,234,114
EBITDA	(2,300,297)	(121,036,823)
Loss (gain) on extinguishment of debt	148,472	(390,400)
Change in fair value of warrant liability	(4,750,000)	116,351,000
Adjusted EBITDA	$(6,901,825)	$(5,076,223)

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